Exhibit (g)(1)(ix)


                                 AMENDMENT NO. 1
                                       TO
                               CUSTODIAN AGREEMENT

         Amendment No. 1, dated as of September 1, 2001 ("Amendment"), to the Custodian Agreement dated as of May 1, 2001 ("Agreement") by and between EQ Advisors Trust and The Chase Manhattan Bank.

         The parties hereto agree that Appendix A thereto is replaced in its entirety by Appendix A attached hereto.

         Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.



EQ ADVISORS TRUST                         THE CHASE MANHATTAN BANK


By:                                       By:
       ------------------------                  -------------------------
Name:  Peter D. Noris                     Name:  John K. Breitweg
Title: President and Trustee              Title: Vice President



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                                                    APPENDIX A
                                                        TO
                                                  AMENDMENT NO. 1
                                                        TO
                                                CUSTODIAN AGREEMENT

                                                    PORTFOLIOS*
                                                 CLASSES IA AND IB

EQ/Alliance Common Stock Portfolio                           EQ/Capital Guardian U.S. Equities Portfolio
EQ/Aggressive Stock Portfolio                                EQ/ Equity 500 Index Portfolio
(fka Alliance Aggressive Stock Portfolio)                    EQ/Evergreen Omega Portfolio
EQ/Equity 500 Index Portfolio                                (fka Evergreen Portfolio)
(fka Alliance Equity Index Portfolio)                        EQ/FI Mid Cap Portfolio
EQ/Alliance Global Portfolio                                 EQ/FI Small/Mid Cap Value Portfolio
EQ/Alliance Growth and Income Portfolio                      (fka Warburg Pincus Small Company Value Portfolio)
EQ/Alliance Growth Investors Portfolio                       EQ/International Equity Index Portfolio
EQ/Alliance High Yield Portfolio                             (fka BT International Equity Index Portfolio)
EQ/Alliance Intermediate Government Securities Portfolio     EQ/J.P. Morgan Core Bond Portfolio
EQ/Alliance International Portfolio                          (fka JPM Core Bond Portfolio)
EQ/Alliance Money Market Portfolio                           EQ/Lazard Small Cap Value Portfolio
EQ/Alliance Quality Bond Portfolio                           EQ/Marsico Focus Portfolio
EQ/Alliance Small Cap Growth Portfolio                       EQ/Mercury Basic Value Equity Portfolio
EQ/Alliance Premier Growth Portfolio                         (fka Merrill Lynch Basic Value Equity Portfolio)
EQ/Alliance Technology Portfolio                             EQ/MFS Emerging Growth Companies Portfolio
EQ/AXP New Dimensions Portfolio                              EQ/MFS Investors Trust Portfolio
EQ/AXP Strategy Aggressive Portfolio                         (fka MFS Growth with Income Portfolio)
EQ/Bernstein Diversified Value Portfolio                     EQ/MFS Research Portfolio
EQ/Balanced Portfolio                                        EQ/Morgan Stanley Emerging Markets Equity Portfolio
(fka Alliance Balanced Portfolio)                            EQ/Putnam Growth & Income Value Portfolio
EQ/Calvert Socially Responsible Portfolio                    EQ/Putnam International Equity Portfolio
EQ/Capital Guardian International Equities Portfolio         EQ/Putnam Investors Growth Portfolio
EQ/Capital Guardian Research Portfolio                       EQ/Small Company Index Portfolio
                                                             (fka BT Small Company Index Portfolio)
                                                             EQ/T. Rowe Price International Stock Portfolio


*Effective  May 18, 2001,  the EQ Advisors  Trust  Portfolio  names will include "EQ/".
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